EXHIBIT 1A5(b)
                                                                     ------

                                                           [VR2-EW-WMD-1]
RIDER                                              Contract Number: V1234567
============================================================================
WAIVER OF MONTHLY DEDUCTION BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-WMD.


2.   DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-WMD,
     the date of issue of this rider is the Date of Issue of this contract.


3. THE BENEFIT. Upon receiving proof that Total Disability has continued for six consecutive months, we will credit premiums to this contract on each Monthly Anniversary during the Benefit Period while Total Disability continues. The premium credited on each Monthly Anniversary will be equal to the amount which provides the Monthly Deduction for that Monthly Anniversary.

     In addition, for each Monthly Anniversary that occurred during the Benefit Period but before we received proof of Total Disability, we will credit a Net Premium equal to the Monthly Deduction on that Monthly Anniversary. This amount will be credited on the day your claim for waiver of Monthly Deductions is approved by us.


4.   BENEFIT PERIOD.   The Benefit Period is defined below:

        1) If Total Disability begins at or after Age 5, but before Age 60, the Benefit Period starts on the date Total Disability begins and continues to the Maturity Date.

        2) If Total Disability begins at or after Age 60, but before Age 65, the Benefit Period starts on the date Total Disability begins and continues until the later of:

            a) Age 65 of the Insured; and

            b) The date two years after Total Disability begins.


5.   DEFINITION OF AGE.   For purposes of this rider, "Age 5", "Age 60" and
     "Age 65" mean the Contract Anniversary after the Insured's 5th, 60th, and 65th birthday, respectively.


6.   DEFINITION OF TOTAL DISABILITY.   Total Disability is a disability of
     the Insured:

        1)  Which begins at or after Age 5, but before Age 65;

        2) Which results from bodily injury sustained or disease which first appears while both this contract and this rider are in force; and

        3) Which completely prevents the Insured from engaging in an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Insured's regular occupation when disability begins. After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience. However:

            a) If the Insured is a full-time student under age 18 when Total
               Disability begins, Occupation for gain or profit means attending school outside the home. This definition applies until the disabled Insured reaches age 18, or for 24 months if later.

            b) If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.


7.   PRESUMPTIVE TOTAL DISABILITY.   Total Disability is presumed upon the
     total and permanent loss at or after Age 5, but before Age 65, of:

        1)  Use of both hands or feet; or

        2)  Use of one hand and one foot; or

        3)  Sight in both eyes.

     This presumption will continue for 60 months from the date of loss. However, benefits are payable only as provided in Paragraph 3 The Benefit. After the 60 month period, Total Disability is no longer presumed.


8.   RISKS NOT ASSUMED.   No premiums will be credited under this rider if
     the Total Disability results from:

        1)  Intentionally self-inflicted injury, while sane or insane; or

        2) Any act of war, declared or undeclared, or any act incident to war.


9.   NOTICE AND PROOF OF CLAIM.   Written notice and proof of claim must be
     given to us at our Home Office while the Insured is living and Total Disability continues or as soon as reasonably possible.


10.  PROOF OF CONTINUANCE OF TOTAL DISABILITY.   Proof of continuance of
     Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further premiums will be credited under this rider. After premiums have been credited for two full years, we will not require proof more than once a year. As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.


11. BENEFITS AFTER PREMIUM IN DEFAULT. No premiums will be credited under this rider until your claim for waiver of Monthly Deductions is approved. If a premium is in default, your claim for waiver of Monthly Deductions will be approved only if:

        1) Total Disability began before the end of the grace period of the first premium in default;

        2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and

        3)  All other conditions of this rider are met.

     If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.


12.  CONTRACT BENEFITS NOT REDUCED.   Premiums credited under this rider
     will not reduce any other contract benefits. Accumulated Values and all other benefits will be the same as if the credited premiums had been paid in cash.


13.  TERMINATION.   This rider will terminate on the earliest of:

        1)  The date the Insured reaches Age 65;

        2)  The date this contract terminates; and

        3)  The date you give Written Notice to cancel this rider.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON [The word-SAMPLE-is stamped over signature]
============================================================================

                                                               [VR2-EW-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
WAIVER OF MONTHLY DEDUCTION BENEFIT
============================================================================
INSURED:   JOHN DOE                                  FORM VR2-EW-WMD-1
AGE:   35     SEX:   MALE

                            TABLE OF MONTHLY COSTS

         BEGINNING ON RIDER
            ANNIVERSARY               ATTAINED AGE*        MONTHLY COST#
               JUL 1,
                1991                       35                   7.0%
                1992                       36                   7.0
                1993                       37                   7.0
                1994                       38                   7.0
                1995                       39                   7.0

                1996                       40                   8.0
                1997                       41                   8.0
                1998                       42                   8.0
                1999                       43                   9.0
                2000                       44                   9.0

                2001                       45                  10.0
                2002                       46                  10.0
                2003                       47                  10.0
                2004                       48                  10.0
                2005                       49                  10.0

                2006                       50                  11.0
                2007                       51                  12.0
                2008                       52                  14.0
                2009                       53                  16.0
                2010                       54                  18.0

                2011                       55                  20.0
                2012                       56                  22.0
                2013                       57                  25.0
                2014                       58                  27.0
                2015                       59                  30.0

                2016                       60                   7.0
                2017                       61                   6.0
                2018                       62                   5.0
                2019                       63                   5.0
                2020                       64                   5.0


* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.


# PERCENTAGE OF THE SUM OF THE MONTHLY COST OF INSURANCE, THE MONTHLY ADMINISTRATIVE CHARGES, ANY INITIAL MONTHLY ADMINISTRATIVE CHARGES FOR INCREASES AND THE MONTHLY COST OF ANY OTHER ADDITIONAL BENEFITS.

                                                            [VR2-EZ-WSA-1]
RIDER                                              Contract Number: V1234567
============================================================================
WAIVER OF SELECTED AMOUNT BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-WSA.


2.   DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-WSA,
     the date of issue of this rider is the Date of Issue of this contract.


3.   THE BENEFIT.   Upon receiving proof that Total Disability has continued
     for six consecutive months, we will credit premiums to this contract on each Monthly Anniversary during the Benefit Period while Total Disability continues. The premium credited on a Monthly Anniversary will be equal to the greater of:

        1) One-twelfth of the Selected Amount on the date Total Disability began; and

        2) The amount which provides the Monthly Deduction for that Monthly Anniversary.

     In addition, for each Monthly Anniversary that occurred during the Benefit Period but before we received proof of Total Disability, we will credit the greater of:

        1) A premium equal to one-twelfth of the Selected Amount on the date Total Disability began; and

        2) A Net Premium equal to the Monthly Deduction on that Monthly Anniversary.

     This amount will be credited on the day your claim for waiver is approved by us.


4.   BENEFIT PERIOD.   The Benefit Period is defined below:

        1) If Total Disability begins at or after Age 5, but before Age 60, the Benefit Period starts on the date Total Disability begins and continues to the Maturity Date.

        2) If Total Disability begins at or after Age 60, but before Age 65, the Benefit Period starts on the date Total Disability begins and continues until the later of:

            a) Age 65 of the Insured; and

            b) The date two years after Total Disability begins.


5.   DEFINITION OF AGE.   For purposes of this rider, "Age 5", "Age 60" and
     "Age 65" mean the Contract Anniversary after the Insured's 5th, 60th, and 65th birthday, respectively.


6.   DEFINITION OF TOTAL DISABILITY.   Total Disability is a disability of
     the Insured:

        1)  Which begins at or after Age 5, but before Age 65;

        2) Which results from bodily injury sustained or disease which first appears while both this contract and this rider are in force; and

        3) Which completely prevents the Insured from engaging in an Occupation for gain or profit. During the first 24 months of disability, Occupation is the Insured's regular occupation when disability begins. After this, it is any occupation for which the Insured is or becomes qualified by reason of education, training or experience. However:

            a) If the Insured is a full-time student under age 18 when Total
               Disability begins, Occupation for gain or profit means attending school outside the home. This definition applies until the disabled Insured reaches age 18, or for 24 months if later.

            b) If the Insured is primarily a homemaker when Total Disability begins, Occupation for gain or profit means performing household duties.


7.   PRESUMPTIVE TOTAL DISABILITY.   Total Disability is presumed upon the
     total and permanent loss at or after Age 5, but before Age 65, of:

        1)  Use of both hands or both feet; or

        2)  Use of one hand and one foot; or

        3)  Sight in both eyes.

     This presumption will continue for 60 months from the date of loss. However, benefits are payable only as provided in Paragraph 3 The Benefit. After the 60 month period, Total Disability is no longer presumed.


8.   RISKS NOT ASSUMED.   No premiums will be credited under this rider if
     the Total Disability results from:

        1)  Intentionally self-inflicted injury, while sane or insane; or

        2) Any act of war, declared or undeclared, or any act incident to war.


9.   NOTICE AND PROOF OF CLAIM.   Written notice and proof of claim must be
     given to us at our Home Office while the Insured is living and Total Disability continues or as soon as reasonably possible.


10.  PROOF OF CONTINUANCE OF TOTAL DISABILITY.   Proof of continuance of
     Total Disability, at your expense, will be required at reasonable intervals. If you do not give proof, no further premiums will be credited under this rider. After premiums have been credited for two full years, we will not require proof more than once a year. As part of any proof we may require the Insured, at our expense, to have an examination by a physician whom we will name.


11.  BENEFITS AFTER PREMIUM IN DEFAULT.   No premiums will be credited under
     this rider until your claim for waiver is approved. If a premium is in default, your claim for waiver will be approved only if:

        1) Total Disability began before the end of the grace period of the first premium in default;

        2) Written notice of claim is given within one year from the end of the grace period of the first premium in default, or as soon as reasonably possible; and

        3)  All other conditions of this rider are met.

     If Total Disability began during the grace period of the first premium in default, no claim will be considered until the required premium is paid.


12.  CONTRACT BENEFITS NOT REDUCED.   Premiums credited under this rider
     will not reduce any other contract benefits. Accumulated Values and all other benefits will be the same as if the credited premiums had been paid in cash.


13.  TERMINATION.   This rider will terminate on the earliest of:

        1)  The date the Insured reaches Age 65;

        2)  The date this contract terminates; and

        3)  The date you give Written Notice to cancel this rider.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                              [VR2-EZ-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
WAIVER OF SELECTED AMOUNT BENEFIT
============================================================================
INSURED:   JOHN DOE                            FORM VR2-EZ-WSA-1
AGE:   35     SEX:   MALE                      SELECTED AMOUNT     $1,200.00

                            TABLE OF MONTHLY COSTS

         BEGINNING ON RIDER
            ANNIVERSARY               ATTAINED AGE*        MONTHLY COST#
               JUL 1,
                1991                       35                   3.0%
                1992                       36                   3.0
                1993                       37                   3.0
                1994                       38                   3.0
                1995                       39                   3.0

                1996                       40                   3.5
                1997                       41                   3.5
                1998                       42                   3.5
                1999                       43                   4.0
                2000                       44                   4.5

                2001                       45                   4.5
                2002                       46                   5.0
                2003                       47                   5.0
                2004                       48                   5.0
                2005                       49                   5.0

                2006                       50                   6.0
                2007                       51                   6.5
                2008                       52                   8.0
                2009                       53                  10.0
                2010                       54                  12.5

                2011                       55                  15.0
                2012                       56                  18.0
                2013                       57                  23.0
                2014                       58                  27.0
                2015                       59                  30.0

                2016                       60                   7.0
                2017                       61                   6.0
                2018                       62                   5.0
                2019                       63                   5.0
                2020                       64                   5.0


* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.


# PERCENTAGE OF THE GREATER OF (1) THE SUM OF THE MONTHLY COST OF INSURANCE, THE MONTHLY ADMINISTRATIVE CHARGES, ANY INITIAL MONTHLY ADMINISTRATIVE CHARGES FOR INCREASES AND THE MONTHLY COST OF ANY OTHER ADDITIONAL BENEFITS AND (2) ONE-TWELFTH OF THE SELECTED AMOUNT.

                                                            [VR2-EC-CIB-1]
RIDER                                              Contract Number: V1234567
============================================================================
CHILD TERM LIFE INSURANCE BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-CIB.


2.   DEFINITIONS.

  2a. DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-CIB,
      the date of issue of this rider is the Date of Issue of this contract.

  2b. RIDER ANNIVERSARY.   The same month and day for years after issue of
      this rider as in the date of issue of this rider.

  2c. CHILD.   A Child insured under this rider is:

        1)  Any child named in the Application for this rider;

        2) Any live child born to the Insured after the date of issue of this rider; and

        3) Any child legally adopted by the Insured after the date of issue of this rider and prior to the Rider Anniversary after the Child's 18th birthday.


3.   THE BENEFIT.   We will provide the benefits described below upon each
     of the following events:

  3a. DEATH OF A CHILD.   We will pay the amount of Child Term Insurance
      shown for this rider on page 5-CIB to the Child's beneficiary upon receiving proof that the death of the Child occurred before:

        1)  This rider has terminated; and

        2)  The Rider Anniversary next after the Child's 21st birthday.

  3b. DEATH OF THE INSURED.   Upon receiving proof that the death of the
      Insured occurred before this rider terminated, any Child Term Insurance then in force will become Child Paid-Up Term Insurance to the Rider Anniversary after the Child's 21st birthday. The amount of Child Paid-Up Term Insurance is the same as the amount of Child Term Insurance.


4.   MONTHLY COST.   The monthly cost for this rider is shown on page 5-CIB.
     It is deducted only while at least one child is Insured under this rider. If no children are insured on the date of birth or adoption of any child, you must give us Written Notice of birth or adoption before the sixth Monthly Anniversary after that date. The monthly cost will be then be deducted beginning on the sixth Monthly Anniversary after the date of birth or adoption. If the required notice is not given, Insurance on that Child will terminate on that sixth Monthly Anniversary.


5.   OPTION TO PURCHASE INSURANCE.   On the Rider Anniversary after a
     Child's 21st birthday, that Child will have the option to purchase an insurance contract issued by us or Lutheran Brotherhood on his or her life with no evidence of insurability required. This option to purchase will be effective for 31 days. If the Child dies while this option is in effect and before the option has been exercised, we will pay the amount of Child Term Insurance or Child Paid-Up Term Insurance to the Child's beneficiary. This option is subject to the following:

        1)  Written application must be made to us at our Home Office.

        2)  No premium may be in default on the date of purchase.

        3) The new contract's date of issue is the date of purchase. The issue age is the Child's age last birthday on that date. Premiums will be based on standard rates in effect on the date of purchase.

        4) The amount of the new contract may not exceed five times the amount of the Child Term Insurance.

        5) The new contract may be any life insurance contract offered at the time of purchase.

        6) If the new contract is a whole life insurance contract with premiums payable to at least age 85, then the new contract may contain a disability waiver benefit rider. However, the disability waiver benefit rider on the new contract will not cover disability resulting from injury or disease occurring prior to the date of purchase.


6. INCONTESTABILITY. With respect to each Child, we will not contest the validity of this rider after it has been in force during the lifetime of that Child for two years from the date of issue of this rider. This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.


7.   EXCLUSION: SUICIDE.   If the Insured dies by suicide, while sane or
     insane, within two years after the date of issue of this rider, this rider will terminate and Paragraph 3b of this rider will not apply.


8.   REINSTATEMENT.   This rider may be reinstated if the contract is
     reinstated. To reinstate this rider we require evidence of each Child's insurability which meets our standards. Paragraph 6
     Incontestability will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.


9.   BENEFICIARY.   The beneficiary of the insurance on the children is
     named in the Application. You may change the beneficiary for a Child by giving us Written Notice while the Child is living. If the owner dies and the Child has attained age 18, the Child may change the beneficiary by making a written request to us. If the owner dies and the Child has not attained age 18, the Child's legal guardian may change the beneficiary by making a written request to us.

     The change will become effective if we receive the notice or request at our Home Office and we acknowledge the change. The effective date of the change will be the date the notice or request was signed. We will not be liable for any payment made or action taken by us before we receive the notice or request.


10.  SURRENDER OF CHILD PAID-UP TERM INSURANCE.   If this rider is in force
     as Child Paid-Up Term Insurance, you may surrender the Child Paid-Up Term Insurance for its accumulated value by giving Written Notice while the Child is alive. The surrender will be effective on the date the notice is signed. The accumulated value is the net single premium for the Child Paid-Up Term Insurance. Values are not less than the minimum values required by law. Information on applicable accumulated values will be furnished upon request.

     If we receive Written Notice to surrender the Child Paid-Up Term Insurance within 30 days after a Rider Anniversary, the accumulated value will not be less than it was on that anniversary.


11.  TERMINATION.   This rider will terminate on the earlier of:

        1)  The date this contract terminates; and

        2)  The date you give Written Notice to cancel this rider.

     However, if this contract terminates due to the death of the Insured, this rider will remain in force until all Child Paid-Up Term Insurance under this rider terminates.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                               [VR2-EC-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
CHILD TERM LIFE INSURANCE BENEFIT
============================================================================

FORM VR2-EC-CIB-1


CHILD TERM INSURANCE
   BIRTH TO 15 DAYS                          $0
   15 DAYS TO 6 MONTHS                   $5,000
   6 MONTHS TO RIDER ANNIVERSARY
     AFTER 21ST BIRTHDAY                $10,000


MONTHLY COST:        $4.50


MONTHLY COST APPLIES ONLY WHILE AT LEAST ONE CHILD IS INSURED UNDER THIS RIDER. SEE PARAGRAPH 4 OF FORM VR2-EC-CIB-1

                                                         [VR2-ES-SIB-1]
RIDER                                            Contract Number: V1234567
============================================================================
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-SIB.


2.   DEFINITIONS.

  2a. DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-SIB,
      the date of issue of this rider is the Date of Issue of this contract.

  2b. RIDER ANNIVERSARY.   The same month and day for years after issue of
      this rider as in the date of issue of this rider.

  2c. SPOUSE.   The Spouse is the Insured's Spouse named on page 5-SIB.

  2d. SPOUSE'S ATTAINED AGE.   The Spouse's Attained Age on any day is the
      Spouse's age last birthday on the Rider Anniversary on or immediately prior to that day.


3.   THE BENEFIT.   Upon receiving proof that the death of the Spouse
     occurred before this rider terminated, we will pay to the Spouse's beneficiary the amount of Spouse Term Insurance shown on page 5-SIB.


4.   INCREASE IN SPOUSE TERM INSURANCE.   You may increase the amount of
     Spouse Term Insurance any time before the Rider Anniversary next after the Spouse's 80th birthday. The increase is subject to the following:

        1)  You must make written application to us at our Home Office.

        2) We will require evidence of insurability which meets our standards.

        3)  The increase must be at least $10,000.

        4) The Cash Surrender Value of this contract must not be less than the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

        5) The Spouse Initial Monthly Administrative Charge for the increase (see Paragraph 6(3)) will be charged on the effective date of the increase and then on each Monthly Anniversary until 120 charges have been made.

        6) The effective date of the increase will be the date shown on the supplemental contract schedule that we will mail to you.

     Paragraph 10 Incontestability and Paragraph 11 Exclusion: Suicide will apply to the increase from its effective date with regard to statements made in the application for increased insurance.


5.   DECREASE IN SPOUSE TERM INSURANCE.   You may decrease the amount of
     Spouse Term Insurance at any time. The decrease is subject to the following:

        1)  You must give Written Notice.

        2)  The decrease will be applied, in successive order, against:

            a) The most recent increase in the amount of Spouse Term
               Insurance;

            b) The next most recent increase(s); then

            c) The initial amount of Spouse Term Insurance.

        3) The remaining amount of Spouse Term Insurance must not be less than $25,000.

        4) The effective date of the decrease will be the Monthly Anniversary on or next after the date we receive Written Notice.


6.   MONTHLY COST.   The monthly cost of this benefit to be deducted on each
     Monthly Anniversary is the sum of:

        1) The Spouse Cost of Insurance. The amount is determined on each Monthly Anniversary. It is equal to the Spouse Cost of Insurance Rate multiplied by the amount of Spouse Term Insurance;

        2) The Spouse Monthly Administrative Charge. This charge is the sum of:

            a) The Spouse Basic Monthly Administrative Charge shown on page 5-SIB; and

            b) The Spouse Initial Monthly Administrative Charge.  This is a
               charge per $1,000 of the initial amount of Spouse Term Insurance. However, if the initial amount of Spouse Term Insurance is decreased, the charge will be based on the amount of Spouse Term Insurance remaining after the decrease. The charge is made on the Date of Issue of this Rider and then on each Monthly Anniversary until a total of 120 charges have been made. The charge per $1,000 is shown on page 5-SIB; and

        3) Any Spouse Initial Monthly Administrative Charge for increases. This is a charge per $1,000 of increase in Spouse Term Insurance. However, if the increased insurance is later decreased, the charge will be based on the amount of the increase in Spouse Term Insurance remaining in force after the decrease. The charge is made on the effective date of the increase and then on each Monthly Anniversary until 120 charges have been made. The charge is based on the Spouse's Attained Age on the date of increase. The charge per $1,000 is shown on page 5-SIB.


7.   SPOUSE COST OF INSURANCE RATE.   We will determine the Spouse Cost of
     Insurance Rate monthly. The rate is based on the Spouse's Premium Class, sex, Issue Age and Attained Age.

     The Premium Class for the initial amount of Spouse Term Insurance is shown on page 5-SIB. The Premium Class for any increase in Spouse Term Insurance will be determined on the effective date of the increase.
     The Cost of Insurance Rate for the initial amount of Spouse Term Insurance and for any increase in Spouse Term Insurance with the same Premium Class as shown on page 5-SIB will not exceed the rates shown on page 5-SIB. For any amount of Spouse Term Insurance with Premium Class other than "standard," "smoker" or "nonsmoker," the maximum cost is increased in one or both of the following ways, as specified in the contract schedule pages:

        1) The maximum Spouse Cost of Insurance Rate is multiplied by a percentage rating.

        2) An extra monthly premium is added to the Spouse Cost of Insurance.

     We may charge less than the maximum rate. Any change in Cost of Insurance Rates will apply to all Spouses of the same Premium Class, sex, Issue Age and attained age.


8.   CONVERSION PRIVILEGE.   You may convert this rider to any life
     insurance contract, other than term insurance, that is offered by us or Lutheran Brotherhood at the time of conversion. The new contract will be on the life of the Spouse with no evidence of insurability required. Conversion is subject to the following:

        1) Written application must be made to us at our Home Office and this rider must be surrendered.

        2) Conversion must be made while this rider is in force and before the Rider Anniversary after the 75th birthday of the Spouse. However, if the Insured dies at any time while this rider is in force, you may convert this rider within 60 days of the date of the Insured's death. If the Insured is the owner of this contract, then the Spouse may convert this rider within 60 days of that date.

        3)  No premium may be in default at the time of conversion.

        4) The new contract's date of issue is the date of conversion. The issue age is the Spouse's age last birthday on that date. Premiums will be based on rates in effect on the date of conversion.

        5) The new contract will have its own Incontestability and Suicide provisions measured from the date of issue. As used in these provisions, if an increase in Spouse Term Insurance is converted, the date of issue will be the effective date of the increase. Otherwise, the date of issue will be the date of issue of this rider.

        6) The new contract will be issued on the same Premium Class as this rider. If any exclusion rider applies to this rider, the new contract will also have such an exclusion rider.

        7) The amount of the new contract may not exceed the amount of the Spouse Term Insurance.


9.   MISSTATEMENT OF AGE OR SEX.   If the Spouse's age or sex has been
     misstated, contract values will be adjusted using the most recent Spouse Cost of Insurance Rates to the amounts that would have been provided based on the correct age and sex.


10.  INCONTESTABILITY.   We will not contest the validity of this rider
     after it has been in force during the lifetime of the Spouse for two years from the date of issue of this rider.

     If the amount of Spouse Term Insurance is increased according to Paragraph 4 this provision will apply to the increase from its effective date with regard to statements made in the application for increased insurance. This provision will apply from the date this rider is reinstated with regard to statements made in the application for reinstatement.


11.  EXCLUSION: SUICIDE.   If the Spouse dies by suicide, while sane or
     insane, within two years after the date of issue of this rider, the benefit of this rider is limited to the sum of the monthly cost deductions made for this rider.

     If the Spouse dies by suicide, while sane or insane, within two years from the effective date of an increase in the amount of Spouse Term Insurance according to Paragraph 4, the benefit with respect to the increase is limited to the sum of the monthly cost deductions made for the increase.


12.  REINSTATEMENT.   This rider may be reinstated if the contract is
     reinstated. To reinstate this rider we require evidence of the Spouse's insurability which meets our standards. Paragraph 10 Incontestability will apply from the date the rider is reinstated with regard to statements made in the application for reinstatement.


13.  BENEFICIARY.   The beneficiary of this rider is named in the
     Application. You may change the beneficiary by making a written request to us. The change will become effective if we receive the notice or request at our Home Office and we acknowledge the change.
     The effective date of the change will be the date the notice or request was signed. We will not be liable for any payment made or action taken by us before we receive the notice or request.


14.  TERMINATION.   This rider will terminate on the earliest of:

        1)  The Rider Anniversary after the 96th birthday of the Spouse;

        2)  The date this contract terminates; and

        3)  The date you give Written Notice to cancel this rider.

     However, if this contract terminates due to the death of the Insured, this rider will remain in force until the earlier of:

        1)  60 days after the death of the Insured; and

        2)  The date this rider is converted.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                             [VR2-ES-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
SPOUSE ADJUSTABLE TERM LIFE INSURANCE BENEFIT
============================================================================
SPOUSE:   JANE DOE                                 FORM VR2-ES-SIB-1
SPOUSE AGE:   35       SPOUSE SEX:   FEMALE
SPOUSE TERM INSURANCE:   $50,000

PREMIUM CLASS:   NONSMOKER

SPOUSE MONTHLY ADMINISTRATIVE CHARGES:
   BASIC CHARGE:     $2.00
   INITIAL CHARGE:   $0.04 PER $1,000 OF SPOUSE TERM INSURANCE, CHARGED ONLY
                     IN THE FIRST 120 MONTHLY DEDUCTIONS ON OR AFTER THE
                     DATE OF ISSUE OF THIS RIDER.

                                                    SPOUSE INITIAL MONTHLY
 BEGINNING ON RIDER    SPOUSE'S     SPOUSE COST OF    ADMINISTRATIVE CHARGE
     ANNIVERSARY     ATTAINED AGE   INSURANCE RATE*      FOR INCREASES#
        JUL 1,
         1991             35          $   0.12              $   0.04
         1992             36              0.13                  0.04
         1993             37              0.14                  0.04
         1994             38              0.15                  0.04
         1995             39              0.16                  0.04

         1996             40              0.18                  0.05
         1997             41              0.19                  0.05
         1998             42              0.21                  0.05
         1999             43              0.22                  0.05
         2000             44              0.24                  0.05

         2001             45              0.25                  0.05
         2002             46              0.27                  0.05
         2003             47              0.29                  0.05
         2004             48              0.31                  0.05
         2005             49              0.33                  0.05

         2006             50              0.36                  0.06
         2007             51              0.38                  0.06
         2008             52              0.42                  0.06
         2009             53              0.45                  0.06
         2010             54              0.49                  0.06

         2011             55              0.53                  0.06
         2012             56              0.56                  0.06
         2013             57              0.60                  0.06
         2014             58              0.64                  0.06
         2015             59              0.68                  0.06

         2016             60              0.73                  0.07
         2017             61              0.79                  0.07
         2018             62              0.87                  0.07
         2019             63              0.96                  0.07
         2020             64              1.07                  0.07

         2021             65              1.18                  0.07
         2022             66              1.30                  0.07
         2023             67              1.42                  0.07
         2024             68              1.55                  0.07
         2025             69              1.69                  0.07

         2026             70              1.85                  0.07
         2027             71              2.05                  0.07
         2028             72              2.29                  0.07
         2029             73              2.59                  0.07
         2030             74              2.92                  0.07

         2031             75              3.30                  0.07
         2032             76              3.71                  0.07
         2033             77              4.14                  0.07
         2034             78              4.61                  0.07
         2035             79              5.14                  0.07

         2036             80              5.73                  0.07
         2037             81              6.41
         2038             82              7.20
         2039             83              8.09
         2040             84              9.07

         2041             85             10.13
         2042             86             11.26
         2043             87             12.46
         2044             88             13.74
         2045             89             15.09

         2046             90             16.54
         2047             91             18.11
         2048             92             19.87
         2049             93             21.94
         2050             94             24.60

         2051             95             28.41


* MAXIMUM MONTHLY COST PER $1,000 INSURANCE FOR NONSMOKER PREMIUM CLASS, BASED ON COMMISSIONERS 1980 STANDARD ORDINARY MORTALITY TABLE FOR NONSMOKERS.


# MONTHLY CHARGE PER $1,000 OF INCREASE IN SPOUSE TERM INSURANCE, CHARGED ONLY IN THE FIRST 120 MONTHLY DEDUCTIONS ON OR AFTER THE EFFECTIVE DATE OF THE INCREASE.

                                                           [VR2-EA-ADB-1]
RIDER                                              Contract Number: V1234567
============================================================================
ACCIDENTAL DEATH BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-ADB.


2.   DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-ADB,
     the date of issue of this rider is the Date of Issue of this contract.


3.   THE BENEFIT.   We will pay to the beneficiary as part of the Death
     Proceeds the Accidental Death Benefit shown on page 5-ADB upon receiving proof that the death of the Insured:

        1) Resulted from accidental bodily injury directly and independently of all other causes;

        2)  Occurred within 120 days of the date of injury; and

        3)  Occurred before this rider terminated.


4.   DEATHS NOT COVERED.   The Accidental Death Benefit is not payable if
     the Insured's death results directly or indirectly, in whole or in part, from:

        1)  Infirmity or disease of the body or mind; or

        2) Infection, unless it is a result of an accidental bodily injury; or

        3)  Suicide, while sane or insane; or

        4)  Intentionally self-inflicted injury, while sane or insane; or

        5)  Committing or attempting to commit a felony; or

        6) Any act of war, declared or undeclared, or any act incident to war; or

        7) Voluntarily taking, inhaling or absorbing into the body any hallucinogen, narcotic or other drug except as prescribed by the Insured's physician; or

        8) Operating, descending from, or riding in any aircraft. "Riding in any aircraft" does not apply to a passenger with no duties aboard an aircraft being operated:

            a) Commercially to transport passengers for hire; or

            b) By a private business to transport its personnel or guests.


5.   INCONTESTABILITY.   We will not contest the validity of this rider
     after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.


6.   TERMINATION.   This rider will terminate on the earliest of:

        1)  The Contract Anniversary after the Insured's 70th birthday;

        2)  The date this contract terminates; and

        3)  The date you give Written Notice to cancel this rider.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                               [VR2-EA-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
ACCIDENTAL DEATH BENEFIT
============================================================================
INSURED:   JOHN DOE                           AGE   35         SEX:   MALE
ACCIDENTAL DEATH BENEFIT    $50,000           FORM VR2-EA-ADB-1

                            TABLE OF MONTHLY COSTS

       BEGINNING ON RIDER
          ANNIVERSARY             ATTAINED AGE*              MONTHLY COST
             JUL 1,
              1991                     35                    $    2.50
              1992                     36                         2.50
              1993                     37                         2.50
              1994                     38                         2.50
              1995                     39                         2.50

              1996                     40                         2.50
              1997                     41                         2.50
              1998                     42                         2.50
              1999                     43                         2.50
              2000                     44                         2.50

              2001                     45                         2.50
              2002                     46                         2.50
              2003                     47                         3.00
              2004                     48                         3.00
              2005                     49                         3.00

              2006                     50                         3.00
              2007                     51                         3.00
              2008                     52                         3.00
              2009                     53                         3.00
              2010                     54                         3.00

              2011                     55                         3.00
              2012                     56                         3.50
              2013                     57                         3.50
              2014                     58                         3.50
              2015                     59                         3.50

              2016                     60                         4.00
              2017                     61                         4.00
              2018                     62                         4.00
              2019                     63                         4.50
              2020                     64                         4.50

              2021                     65                         5.00
              2022                     66                         5.00
              2023                     67                         5.50
              2024                     68                         6.00
              2025                     69                         6.00


* AGE LAST BIRTHDAY ON RIDER ANNIVERSARY ON OR IMMEDIATELY PRIOR TO MONTHLY ANNIVERSARY.

                                                           [VR2-EL-COL-1]
RIDER                                              Contract Number: V1234567
============================================================================
COST OF LIVING BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-COL.


2.   DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-COL,
     the date of issue of this rider will be the Date of Issue of this contract.


3.   THE BENEFIT.   This rider increases the Face Amount of this contract.
     Increases are effective on each Contract Anniversary after the date of issue of this rider, provided this rider is then in force. The amount of the increase is determined on each Contract Anniversary. It is the smallest of:

        1)  The CPI Increase;

        2) 10% of the Eligible Face Amount on the day before the increase, rounded to the nearest $1,000. The Eligible Face Amount is that part of the Face Amount with Premium Class which is "standard," "smoker" or "nonsmoker"; and

        3)  $50,000.

     However, no increase will be made if the amount determined above is less than $1,000. The Premium Class for the increase in Face Amount will be the same as for this rider.


4.   THE CPI INCREASE.   The CPI Increase is equal to:

        1) The percentage increase in Consumer Price Index from the Base Index Month to the Current Index Month; multiplied by

        2)  The Eligible Face Amount on the day before the increase.

     The CPI Increase is rounded to the nearest $1,000. If this increase before rounding is less than $500, the CPI Increase for that Contract Anniversary will be zero. The index used is the Consumer Price Index for All Urban Consumers. If this index is discontinued or changed we will use a similar index.


5.   INDEX MONTHS.   The Current Index Month is the third calendar month
     before the Contract Anniversary. The Base Index is the month one year before the Current Index Month.


6.   MONTHLY DEDUCTION.   The Cost of Insurance for this contract will
     increase according to the increase in Face Amount. Your premium billing will be increased by the greater of:

        1)  The percentage increase in Face Amount; and

        2) The increase in the Death Benefit Guarantee Premium due to the increase in Face Amount. This amount will be zero if the Death Benefit Guarantee is not in effect on the effective date of the increase in Face Amount.

     We will mail you a supplemental contract schedule one month before any Contract Anniversary in which an increase will occur. You may reject the increase in Face Amount by giving Written Notice before that Contract Anniversary.


7.   INCONTESTABILITY.   We will not contest the validity of this rider
     after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.


8.   TERMINATION.   This rider will terminate on the earliest of:

        1)  The expiration date for this rider shown on page 5-COL;

        2)  The date this contract terminates;

        3)  The date you reject an increase in Face Amount under this rider;

        4)  The date you decrease the Face Amount;

        5) The date the sum of the increases in Face Amount due to this rider equals or exceeds two times the Initial Face Amount; and

        6)  The date you give Written Notice to cancel this rider.


9.   REINSTATEMENT.   If this rider terminates other than under
     paragraphs 8(1) and 8(5), it may be reinstated any time before the expiration date for this rider. To reinstate we require evidence of insurability which meets our standards. The effective date of the reinstatement is the Monthly Anniversary on or next after the date the application for reinstatement is approved by us. Paragraph 7 Incontestability will apply from the date of reinstatement with regard to statements made in the application for reinstatement.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                               [VR2-EL-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
COST OF LIVING BENEFIT
============================================================================

FORM VR2-EL-COL-1


INSURED:   JOHN DOE
AGE:   35      SEX:   MALE


EXPIRATION DATE:   JULY 1, 2011


MONTHLY COST:   NONE

                                                           [VR2-EG-GIO-1]
RIDER                                              Contract Number: V1234567
============================================================================
GUARANTEED INCREASE OPTION BENEFIT
============================================================================
1.   CONSIDERATION.   We include this rider as part of this contract based
     on the Application signed by the applicant and the deduction of the monthly cost as stated on page 5-GIO.


2.   DATE OF ISSUE OF THIS RIDER.   Unless otherwise stated on page 5-GIO,
     the date of issue of this rider is the Date of Issue of this contract.


3.   RIDER ANNIVERSARY.   The Rider Anniversary is the same month and day
     for years after issue of this rider as in the date of issue of this rider.


4.   THE BENEFIT.

        1) You may increase the Face Amount of this contract as provided in Paragraph 5 Increase Option.

        2) We will pay the amount of any Term Insurance (see Paragraph 6) in force under this rider to the beneficiary as part of the Death Proceeds upon receiving proof that the death of the Insured occurred before this rider terminated.


5.   INCREASE OPTION.

  5a. INCREASE IN FACE AMOUNT.   An option to increase the Face Amount of
      this contract will become effective on each Fixed Increase Option Date and each Additional Increase Option Date (see paragraphs 5c and 5d) if less than the Maximum Number of Options have been used to increase the Face Amount. Each option will be in effect for 90 days after the effective date of the option but will terminate earlier upon:

        1)  The date the Face Amount is increased under this rider; or

        2)  The date this contract is terminated; or

        3)  The date this rider is terminated.

  5b. MAXIMUM NUMBER OF OPTIONS.   The Maximum Number of Options that may be
      used to increase the Face Amount is the number of Fixed Increase Option Dates occurring after the date of issue of this rider.

  5c. FIXED INCREASE OPTION DATES.   Fixed Increase Option Dates occur on
      the Rider Anniversary after the 18th, 22nd, 25th, 28th, 31st, 34th, 37th and 40th birthdays of the Insured.

  5d. ADDITIONAL INCREASE OPTION DATES.   An Additional Increase Option Date
      occurs upon each of the following events which takes place between the date of issue of this rider and the Rider Anniversary after the Insured's 40th birthday:

        1)  Marriage of the Insured;

        2)  Birth of each live child born to the Insured; and

        3)  Legal adoption of a child by the Insured.

  5e. CONDITIONS OF INCREASE.   The Face Amount of this contract may be
      increased with no evidence of insurability required. The increase is subject to the following:

        1)  You must make written application to us at our Home Office.

        2) Premium Class for the increase in Face Amount will be the same as for this rider.

        3) The amount of the increase must be at least $10,000 and may not exceed the Option Amount for this rider as shown on page 5-GIO.

        4) The Cash Surrender Value of this contract must not be less than the Monthly Deduction on the effective date of the increase (unless the Death Benefit Guarantee is in force).

        5) The Initial Monthly Administrative Charge for the increase will be charged on the effective date of the increase and then on each Monthly Anniversary until 120 charges have been made.

        6) A new schedule of Decrease Charges will apply to the increase in Face Amount.

        7) The effective date of the increase will be the Monthly Anniversary on or next after the date we receive your written application.


6.   TERM INSURANCE.   We will provide Term Insurance on the Insured's life
     during the period while at least one Increase Option is in effect. (Periods during which Increase Options are in effect are specified in Paragraph 5a.) The amount of insurance will be the Option Amount for this rider as shown on page 5-GIO.


7.   PREMIUM CREDITS.   We will credit a premium to this contract on the
     effective date of each increase under this rider. The amount of the credit will be $1.25 per $1,000 of increase in Face Amount.


8.   INCONTESTABILITY.   We will not contest the validity of this rider
     after it has been in force during the Insured's lifetime for two years from the date of issue of this rider.


9.   TERMINATION.   This rider will terminate on the earliest of:

        1) The date 90 days following the Rider Anniversary after the Insured's 40th birthday;

        2) The date the cumulative total of options used to increase the Face Amount equals the Maximum Number of Options;

        3)  The date this contract terminates; and

        4)  The date you give Written Notice to cancel this rider.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                              [VR2-EG-5]
Date of Issue of this Rider: JULY 1, 1991          Contract Number: V1234567
============================================================================
GUARANTEED INCREASE OPTION BENEFIT
============================================================================

FORM VR2-EG-GIO-1


INSURED:   JOHN DOE
AGE:   35     SEX:   MALE
OPTION AMOUNT   $50,000
PREMIUM CLASS:   NONSMOKER


MONTHLY COST:           $7.50


MONTHLY COST IS DEDUCTED TO THE CONTRACT ANNIVERSARY AFTER AGE 40.

                                                      [V-EX-Amend.Av Excl]
AMENDATORY AGREEMENT                               Contract Number: V1234567
============================================================================
AVIATION EXCLUSION
============================================================================
1.   CONFLICT WITH OTHER PROVISIONS.   This agreement takes precedence over
     any provision of this contract with which it is in conflict.


2.   EXCLUSION.   The Death Proceeds of this contract are limited if the
     Insured dies as a result of operating, descending from, or riding in any aircraft where the Insured:

        1)  Is a pilot, officer, or member of the crew of that aircraft; or

        2) Is giving or receiving any kind of training or instruction aboard that aircraft; or

        3)  Has any duties aboard that aircraft; or

        4) Is being flown for the purpose of descent from that aircraft while in flight.


3.   LIMITED DEATH PROCEEDS.   If the Insured dies as in Paragraph 2, the
     Death Proceeds of this contract are limited to the greater of:

        1) The premiums paid on this contract less the sum of any Debt and any Partial Surrenders; and

        2)  The Cash Surrender Value.

     In no case will this agreement increase the amount payable under this contract. Any amount payable will be paid in a lump sum.


4.   SCOPE OF THIS AGREEMENT.   If this contract is changed or converted,
     this agreement will be included in the new contract.





Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                    [V-ER-Amend.AF Av Excl]
AMENDATORY AGREEMENT                               Contract Number: V1234567
============================================================================
ARMED FORCES AVIATION EXCLUSION
============================================================================
1.   CONFLICT WITH OTHER PROVISIONS.   This agreement takes precedence over
     any provision of this contract with which it is in conflict.


2.   EXCLUSION.   The Death Proceeds of this contract are limited if the
     Insured dies as a result of operating, descending from, or riding in any aircraft where the Insured:

        1)  Is a pilot, officer, or member of the crew of that aircraft; or

        2) Is giving or receiving any kind of training or instruction aboard that aircraft; or

        3) If being flown for the purpose of descent from that aircraft while in flight.

     This exclusion will apply only while the Insured is:

        1)  Acting as an advisor; or

        2)  On full or part-time duty; or

        3)  In training,

     for the armed forces of one or more countries.


3.   LIMITED DEATH PROCEEDS.   If the Insured dies as in Paragraph 2, the
     Death Proceeds of this contract are limited to the greater of:

        1) The premiums paid on this contract less the sum of any Debt and any Partial Surrenders; and

        2)  The Cash Surrender Value.

     In no case will this agreement increase the amount payable under this contract. Any amount payable will be paid in a lump sum.


4.   SCOPE OF THIS AGREEMENT.   If this contract is changed or converted,
     this agreement will be included in the new contract.



Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD  [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON  [The word-SAMPLE-is stamped over signature]
============================================================================

                                                           Contract
RIDER                                                      Number:  V1234567
============================================================================
ACCELERATED BENEFITS
============================================================================
We include this rider as part of this contract. If you so elect, we will pay the Accelerated Benefit according to the provisions of this rider.
IF WE PAY YOU AN ACCELERATED BENEFIT, THE AMOUNT OF INSURANCE AND THE ACCUMULATED VALUE FOR THIS CONTRACT WILL BE REDUCED OR ELIMINATED.

BENEFIT PAYMENTS UNDER THIS RIDER MAY BE TAXABLE.  CONSULT YOUR TAX ADVISOR.


1.  DEFINITIONS.

  1a.   DOCTOR.   A physician having the designation M.D. or a doctor of
        osteopathy having the designation D.O. acting within the legal scope of his or her license. Doctor does not include you or the Insured or a member of your family or the Insured's family.

  2b.   NURSING HOME.   A facility or that part of one which provides room,
        board and inpatient care and:

        1)  Is licensed by the state in which it operates;

        2) Provides nursing services under the supervision of a Doctor or a registered graduate nurse (RN), licensed practical nurse (LPN) or licensed vocational nurse (LVN);

        3) Has an RN, LPN or LVN on duty or on call at all times and at least one RN, LPN or LVN who is employed full time on the day shift; and

        4)  Keeps a daily medical record of each patient.

        Nursing Home does not include that part of any facility which is primarily:

        1) A sheltered living accommodation, a residence home or a similar living arrangement; or

        2) A home or facility for the treatment of alcoholism, drug addiction or mental illness.

  1c.   WE, OUR, US.   Lutheran Brotherhood Variable Insurance Products
        Company.

  1d. WRITTEN NOTICE. A written request signed by you and received by us at our Home Office in Minneapolis, Minnesota.

  1e.   YOU, YOUR, YOURS.   The owner of this contract.


2.  EFFECTIVE DATE OF THIS RIDER.   Unless a different date is shown above,
    the effective date of this rider is the Date of Issue of this contract.


3.  THE BENEFIT.   We will pay an Accelerated Benefit if you give us Written
    Notice requesting the benefit and we receive proof satisfactory to us that the Insured:

        1)  Has a life expectancy of twelve months or less; or

        2) Has been confined in a Nursing Home for at least six consecutive months and confinement is expected to continue for the lifetime of the Insured.

    Proof must include certification by a Doctor. We may, at our expense, require independent medical verification.

    You may elect to receive all or part of the Eligible Amount (see Paragraph 4) as an Accelerated Benefit. Payment of an Accelerated Benefit is subject to the Conditions of Payment (Paragraph 7). The benefit will be paid in a lump sum. With our approval, you may instead elect to have the Accelerated Benefit paid in equal periodic payments over a fixed period. The minimum periodic payment is $500. If the Insured dies before all periodic payments have been made, we will pay to the beneficiary the present value of the remaining payments, calculated based on the same interest rate as that used to determine the periodic payments.


4.  ELIGIBLE AMOUNT.   The amount available as an Accelerated Benefit will
    be calculated based on:

        1) The amount that would be payable under this contract upon the death of the Insured;

        2) The sex, attained age and reduced life expectancy of the Insured;

        3)  Expected future costs of insurance;

        4)  Expected future charges against this contract;

        5)  An administrative fee which will not exceed $150.

    The Eligible Amount will be calculated on the date we receive satisfactory proof that the Insured meets the requirements for the benefit (see Paragraph 3). Items 3 and 4 will be determined using the scales in effect on that date.


5.  EFFECT OF ACCELERATION.   If you elect to have all of the Insured's
    Eligible Amount paid as an Accelerated Benefit, all insurance provided by this contract on the Insured's life will terminate. Any riders on this contract that provide insurance on the life of any other person will be administered according to the rider provisions regarding the death of the Insured.

    If only a portion of the Eligible Amount is paid as an Accelerated Benefit, this contract will remain in force and the cost of Insurance, amount of insurance, amount of any loan and Accumulated Value of the contract will be reduced. The amount of insurance, loan amount and accumulated value in each subaccount will be reduced by the same percentage as the percentage of the Eligible Amount that you elect to receive as an Accelerated Benefit. The new cost of insurance will be that which would have been charged for the new face amount based on the Date of Issue of this contract and the Insured's issue age. Any insurance not included in the calculation of the Eligible Amount will not be affected. We will send you information showing the new cost of insurance, amount of insurance, contract loan amount and Accumulated Value.


6.  OTHER INSUREDS.   If a rider on this contract provides life insurance on
    a person other than the Insured, that insurance may be used to provide an Accelerated Benefit on that person if we receive proof satisfactory to us that he or she:

        1)  Has a life expectancy of twelve months or less; or

        2) Has been confined in a Nursing Home for at least six consecutive months and confinement is expected to continue for the lifetime of that person.

    Proof must include certification by a Doctor. we may, at our expense, require independent medical verification.

    The Accelerated Benefit for any person other than the Insured is subject to the provisions and conditions of this rider except that:

        1)  The Eligible Amount is calculated based on:

            a) The amount of life insurance provided on that person;

            b) The sex, attained age and reduced life expectancy of that person;

            c) Expected future monthly costs or other charges for
               that person's life insurance; and

            d) An administrative fee which will not exceed $150.

        2) If you elect to have all of that person's Eligible Amount paid as an Accelerated Benefit, all insurance on that person's life will terminate. If only a portion of the Eligible Amount is paid as an Accelerated Benefit, the rider will remain in force and the monthly cost and amount of insurance for the rider will be reduced. The amount of insurance will be reduced by the same percentage as the percentage of the person's Eligible Amount that you elect to receive as an Accelerated Benefit. Insurance provided on the Insured or on any other person will not be affected. We will send you information for the rider showing the new monthly cost and the new amount of insurance.


7.  CONDITIONS OF PAYMENTS.   Payment of an Accelerated Benefit is subject
    to the following conditions:

        1)  This contract must be in force.

        2) Any assignee, irrevocable beneficiary or other party with ownership rights must consent to payment of the Accelerated Benefit.

        3)  You may not elect an Accelerated Benefit if:

            a) You are required by law to use this rider to meet the claims of creditors; or

            b) You are required by a government agency to use this benefit in order to apply for, obtain or keep a government benefit or entitlement.


        4) The Accelerated Benefit payable for any person must be $10,000 or, if smaller, that person's entire Eligible Amount.


        5) If you elect to have only part of any person's Eligible Amount paid as an Accelerated Benefit, the amount of insurance remaining in force on that person after payment of the benefit must be at least $10,000.


8.  TERMINATION.   This rider will terminate on the earliest of:

        1) The date any premium on this contract remains in default at the end of the grace period;

        2)  The date this contract is terminated; and

        3)  The date you give Written Notice to cancel this rider.







Signed for Lutheran Brotherhood Variable Insurance Products Company
at Minneapolis, Minnesota
============================================================================
President  /s/ROBERT P. GANDRUD [The word-SAMPLE-is stamped over signature]
============================================================================
Secretary  /s/DAVID J. LARSON [The word-SAMPLE-is stamped over signature]
============================================================================





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